February 22, 2021

State Street Bank and Trust Company
One Heritage Drive
North Quincy, Massachusetts 02171
Location Code: OHD0310
Attention:  Russell M. Donohoe

Re: Master Custodian Agreement – New Portfolios

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established eleven (11) new series of shares to be known as:

American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2065 Portfolio
American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2060 Portfolio
American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2055 Portfolio
American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2050 Portfolio
American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2045 Portfolio
American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2040 Portfolio
American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2035 Portfolio
American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2030 Portfolio
American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2025 Portfolio
American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2020 Portfolio
American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2015 Portfolio

(collectively, the “New Portfolios”).

In accordance with Section 18.6, the Additional Portfolios provision, of the Master Custodian Agreement dated as of July 29, 2011 (the “Custodian Agreement”) by and among each Fund party thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for the New Portfolios under the terms of the Custodian Agreement. In connection with such request, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 18.7 of the Custodian Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodian Agreement.

Kindly indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

Information Classification: General
American Century Investments

P.O. Box 410141, 4500 Main Street    americancentury.com    Corporate Headquarters: Kansas City, MO
Kansas City, MO 64141-0141    800-345-2021 or 816-531-5575

Sincerely,
American Century Investment Management, Inc. on behalf of
American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2065 Portfolio
American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2060 Portfolio
American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2055 Portfolio
American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2050 Portfolio
American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2045 Portfolio
American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2040 Portfolio
American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2035 Portfolio
American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2030 Portfolio
American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2025 Portfolio
American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2020 Portfolio
American Century Asset Allocation Portfolios, Inc. - One Choice Blend+ 2015 Portfolio

By:    /s/ Otis H.Cowan
Name:    Otis H. Cowan
Title:    Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:    /s/ Michael A. Foutes
Name:    Michael A. Foutes
Title:    Managing Director

Effective Date:    February 24, 2021
Information Classification: General
American Century Investments

P.O. Box 410141, 4500 Main Street    americancentury.com    Corporate Headquarters: Kansas City, MO
Kansas City, MO 64141-0141    800-345-2021 or 816-531-5575